SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2002

CORPORATE VISION, INC.

(Exact name of registrant as specified in its charter)
Oklahoma	0-18824	73-1380820
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3 Broad Street, Suite 300

Charleston, South Carolina 29401

(Address of principal executive offices) (Zip Code)

(843) 534-1330

(Registrant's telephone number, including area code)

Item 1. Changes in Control of Registrant.

On March 5, 2002, Corporate Vision, Inc. (the "Company") acquired all of the issued and outstanding common stock of Stony's Trucking Co. ("Stony's"), and subsidiaries thereof, pursuant to an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated March 5, 2002. Prior to the acquisition of Stony's, Gregory J. Gibson was the owner and holder of all of the common stock of Stony's. The acquisition of Stony's occurred by the merger of Stony's Acquisition Corp., a wholly-owned subsidiary of the Company, with and into Stony's (the "Merger"). As a result of the Merger, all of the issued and outstanding common stock of Stony's was exchanged for $50,000 cash, a note for $150,000 due thirty days after the Merger, and 20,000,000 shares of common stock (the "CVIA Shares") of the Company, which resulted in Stony's becoming a wholly-owned subsidiary of the Company. In addition, the Company could be obligated to issue up to an additional 2,468,458 shares of common stock in the event the Company is obligated to issue more shares upon conversion of its Series A Non-Cumulative Convertible Preferred Stock than expected.

The number of CVIA Shares is subject to adjustment six and twelve months (an "Adjustment Date") after the acquisition date based on the future market price of the CVIA Shares. Specifically, in the event the CVIA Shares held by Mr. Gibson on each Adjustment Date do not have a fair market value equal to or greater than $2,000,000, then the Company shall be obligated to issue Mr. Gibson additional shares of Company common stock sufficient to result in the fair market value of the CVIA Shares held by Mr. Gibson on the Adjustment Date, plus the additional shares issued as of the Adjustment Date, having a total value equal to $2,000,000. At each Adjustment Date, the fair market value of the Company's common stock shall be the average of the closing price for the common stock on the Adjustment Date. In addition, neither Mr. Gibson nor the Company or its officers, directors or any affiliates may purchase or sell shares of the Company's common stock during the twenty (20) business days prior to an Adjustment Date.

Pursuant to the Merger Agreement, the parties executed the following additional, material agreements:

  A Right of Rescission Agreement, under which the Company has the right to rescind the Merger in the event Stony's is not able to obtain an unqualified audit opinion of its financial statements (other than a going concern qualification) or Key Bank accelerates its loan to Stony's, and Gibson has the right to rescind the Merger until December 31, 2002, subject to early termination of this rescission right if the Company's common stock trades at or above $0.50 per share for twenty-one consecutive days;
  An Employment Agreement, under which the Company agreed to employ Gibson as chief executive officer for a five year period;
  Management and Operations Agreement, under which the Company contracted for GJG Management, LLC, a company wholly-owned by Gibson, to manage Stony's and its subsidiaries through the earlier to occur of December 31, 2002 or the termination of Gibson's right of rescission, with GJG Management, LLC being entitled to a monthly management fee of $10 per month;
  A Stockholders' Agreement, under which Gibson and Global Eco-Logical Services, Inc. ("GECL") agreed, inter alia, that Gibson would vote his shares of common stock in the Company in favor of GECL's nominee for director, GECL would vote its shares of common stock in the Company in favor of Gibson's nominee for director, Gibson and GECL each would not approve certain major corporate actions without the consent of the other, and GECL would agree not to sell, except under certain conditions, 15,000,000 shares of common stock it holds in the Company;
  A Pledge Agreement, under which the Company pledged its shares of common stock in Stony's to secure its obligations under the Merger Agreement and under the $150,000 note due thirty days after the Merger.

In the event Mr. Gibson or the Company exercise their right of rescission under the Right of Rescission Agreement, then Mr. Gibson shall be obligated to return all consideration that he received under the Merger Agreement (unless the rescission is exercised by Mr. Gibson solely as remedy for nonpayment of the $150,000 note, in which event Mr. Gibson shall not be obligated to return $50,000 cash which he received in the Merger), the Company shall be obligated to convey all shares of common stock in Stony's to Mr. Gibson, Mr. Gibson's Employment Agreement shall terminate without any further liability on the part of the Company to Mr. Gibson (except that Mr. Gibson shall be entitled to retain all consideration paid to him thereunder through the date of termination), the Management and Operations Agreement shall terminate and the Stockholders' Agreement shall terminate.

Pursuant to the Merger Agreement, Mr. Gibson was appointed the chief executive officer of the Company. Mr. Gibson was formerly the president and sole shareholder and director of Stony's. Further, pursuant to the Merger Agreement, the Company agreed to reduce the number of voting directors to two, who will be Mr. Gibson and Richard D. Tuorto, Sr. The existing directors of the Company have executed irrevocable resignations from the Board, which will be effective upon the Company's compliance with Rule 14f-1 under the Securities Exchange Act of 1934 (hereinafter, "Rule 14f-1") by the mailing of this notice to shareholders. A. Leon Blaser, the former chairman of the board of the Company, will remain as a nonvoting, advisory director.

Prior to the acquisition of Stony's, the Company had 52,715,336 shares of common stock issued and outstanding, and 74,798,669 shares immediately following the reorganization. In addition, to the shares issued to Mr. Gibson, the Company issued 1,333,333 shares of common stock to Richard D. Tuorto, Sr. as a finder's fee and for services rendered in negotiating and closing the Merger.

A copy of the Merger Agreement and the other material contracts executed pursuant thereto are filed with the U.S. Securities and Exchange Commission (the "Commission") as an exhibit to this Form 8-K, and the foregoing description of the transaction is qualified by such reference.

Item 2. Acquisition Or Disposition Of Assets

As described in Item 1 herein, on March 5, 2002, the Company acquired all of the issued and outstanding common stock of Stony's. Stony's and its subsidiaries operate as a common and contract carrier transporting goods and commodities, and are headquartered at 492 McClurg Road, Youngstown, Ohio 44512. Stony's trucking operations service the lower forty-eight states, as well as Canada and Mexico. Stony's fleet consists of approximately 400 trucks and 475 trailers. Stony's employs approximately 416 drivers, of which 16 are employees and the remaining 400 are independent contractors. Stony's concentrates on the shipment of steel building materials and construction and demolition waste. Its major competition consists of ARL, Inc., R and R Trucking, Inc. and Mason-Dixon Transport, Inc.

Item 3. Bankruptcy or Receivership.

Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

Not applicable.

Item 5. Other Events.

Not applicable.

Item 6. Resignations Of Directors And Executive Officers.

As disclosed in Item 1, pursuant to the Merger Agreement, the Company's voting directors -- A. Leon Blaser, Gary Mays, William Tuorto and Ted Fenn -- agreed to resign effective as of the Companys' compliance with Rule 14f-1 under the Securities Exchange Act of 1934. Richard D. Tuorto, Sr. and Gregory J. Gibson will become the sole directors of the Company. The Company's nonvoting advisory directors -- Cynthia Cox and Curtis Swart -- will be removed, and A. Leon Blaser will become the sole nonvoting, advisory director.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired: Attached hereto as Exhibit A are audited financial statements for Stony's Trucking Co. as of December 31, 2001 and 2000, and for the years ended December 31, 2001 and 2000.

(b) Pro Forma Financial Information: The following pro forma financial statements are attached hereto as Exhibit B:

(i) Pro forma balance sheet of Corporate Vision, Inc. giving effect to the acquisition of Stony's Trucking Co. as of December 31, 2001, the most recent balance sheet filed by Corporate Vision, Inc. prior to the acquisition pursuant to Item 310(a) or (b);

(ii) Pro forma statement of operations of Corporate Vision, Inc. for the year ended December 31, 2001 as if the acquisition of Stony's Trucking Co. had occurred on January 1, 2001.

(c) Exhibits:

Regulation S-B Number	Exhibit
2*	Agreement and Plan of Merger and Reorganization dated March 5, 2002
10.1*	Right of Rescission Agreement among Corporate Vision, Inc. and Gregory J. Gibson
10.2*	Management and Operations Agreement by and among Corporate Vision, Inc., Stony's Trucking Co. and GJG Management, LLC
10.3*	Stockholders' Agreement Concerning Corporate Vision, Inc.
10.4*	Employment Agreement of Gregory J. Gibson
10.5*	Letter Agreement between
10.6*	Cognovit Promissory Note
10.7*	Pledge Agreement
24	Consent of Packer Thomas

* Documents incorporated by reference to the Form 8-K filed on March 20, 2002.

Item 8. Change in Fiscal Year.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: September 9, 2002	CORPORATE VISION, INC. /s/ Gregory J. Gibson Gregory J. Gibson, Chief Executive Officer

REPORT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS AND THE STOCKHOLDER OF

STONY'S TRUCKING COMPANY AND SUBSIDIARIES

We have audited the accompanying consolidated balance sheets of Stony's Trucking Company and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholder's equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Stony's Trucking Company and Subsidiaries as of December 31, 2001 and 2000, and the consolidated results of their operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 9 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a deficiency in working capital and stockholder's equity, and is in violation of certain debt covenants, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in note 9. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Packer Thomas

PACKER THOMAS

Youngstown, Ohio

August 14, 2002

Stony's Trucking Company and Subsidiaries

CONSOLIDATED BALANCE SHEETS
ASSETS	December 31,
	2001	2000
CURRENT ASSETS
Cash	$ 30,328	$ 14,412
Accounts receivable--trade, net of allowance for doubtful accounts of $1,445,345 and $876,660 in 2001 and 2000, respectively	3,623,033	6,013,334
Advances to related party - NOTE 7	90,000	-
Accounts receivable--employees, net of allowance for doubtful accounts of $90,522 and $113,477 in 2001 and 2000, respectively	75,319	54,132
Accounts receivable--broker/agents, net of allowance for doubtful accounts of $1,003,440 and $751,690 in 2001 and 2000, respectively	427,518	554,075
Prepaid expenses	56,474	227,666
Deferred federal income taxes - NOTE 4	14,000	16,000
Recoverable federal income tax - NOTE 4	542,982	392,000

TOTAL CURRENT ASSETS	4,859,654	7,271,619

PROPERTY AND EQUIPMENT
Leasehold improvements	474,737	485,646
Vehicles	1,427,220	1,399,420
Office equipment	637,103	637,103

TOTAL PROPERTY AND EQUIPMENT	2,539,060	2,522,169
Less accumulated depreciation	1,903,303	1,794,136
NET PROPERTY AND EQUIPMENT	635,757	728,033

OTHER ASSETS	118,519	85,094

TOTAL ASSETS	$ 5,613,930	$ 8,084,746

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)	December 31,
	2001	2000
CURRENT LIABILITIES
Accounts payable--trade	$ 1,016,602	$ 1,151,945
Line of credit - NOTE 3	4,856,596	4,857,896
Interest rate swap - NOTE 3	99,542	26,800
Note payable--related party - NOTE 7	713,133	130,256
Current portion of long-term debt - NOTE 3	782,056	1,117,614
Accrued other liabilities	950,320	1,624,588
Accrued loss contingencies	481,216	114,175
TOTAL CURRENT LIABILITIES	8,899,465	9,023,274

LONG-TERM LIABILITIES
Deferred federal income taxes - NOTE 4	14,000	16,000
Long-term debt--related party - NOTE 7	535,953	606,570
TOTAL LONG-TERM LIABILITIES	549,953	622,570
TOTAL LIABILITIES	9,449,418	9,645,844

COMMITMENTS AND CONTINGENCIES - NOTES 3, 4, AND 6

STOCKHOLDER'S EQUITY (DEFICIT)
Common stock	10,000	10,000
Retained earnings (deficit)	(3,745,946)	(1,544,298)
Accumulated other comprehensive income	(99,542)	(26,800)
TOTAL STOCKHOLDER'S EQUITY (DEFICIT)	(3,835,488)	(1,561,098)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)	$ 5,613,930	$ 8,084,746

Stony's Trucking Company and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS
	Years ended
	December 31,
	2001	2000
REVENUE	$ 40,505,330	$ 48,656,392

OPERATING EXPENSES	31,130,231	32,944,536

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	12,068,474	17,278,813

OTHER INCOME AND (EXPENSES)
Investment income	48,780	40,237
Interest expense	(708,162)	(672,216)
Miscellaneous income (expense)--net	1,078,949	356,515

TOTAL OTHER INCOME AND (EXPENSES)--NET	419,567	(275,464)

LOSS BEFORE INCOME TAXES	(2,273,808)	(1,842,421)

PROVISION (BENEFIT) FOR INCOME TAXES - NOTE 4	(72,160)	(392,000)

NET LOSS	$ (2,201,648)	$ (1,450,421)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	100	100

BASIC AND DILUTED LOSS PER COMMON SHARE	$ (22,016.48)	$ (14,504.21)

Stony's Trucking Company and Subsidiaries

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
			Accumulated
		Retained	Other
		Earnings	Comprehensive
	Common Stock	(Deficit)	Income	Total
BALANCE--December 31, 1999	$ 10,000	$ (93,877)	$ 21,007	$ (62,870)

Net (loss) for the year	-	(1,450,421)	-	(1,450,421)

Interest rate swaps	-	-	(47,807)	(47,807)
Total comprehensive loss				(1,498,228)

BALANCE--December 31, 2000	10,000	(1,544,298)	(26,800)	(1,561,098)

Net (loss) for the year	-	(2,201,648)	-	(2,201,648)

Interest rate swaps	-	-	(72,742)	(72,742)
Total comprehensive loss				(2,274,390)

BALANCE--December 31, 2001	$ 10,000	$ (3,745,946)	$ (99,542)	$ (3,835,488)

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Years ended
	December 31,
	2001	2000
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$ (2,201,648)	$ (1,450,421)
Adjustments to reconcile net (loss) to cash
provided by operating activities:
Provision for depreciation	116,582	242,728
Loss on disposal of assets	4,369	-
Provision for losses on accounts receivable	2,539,307	1,741,827
Increase (decrease) in cash due to changes in:
Accounts receivable--trade	944,956	(791,945)
Accounts receivable--employees	(111,709)	(141,610)
Accounts receivable--broker/agents	(876,883)	(657,894)
Advances to related party	(90,000)	-
Prepaid expenses	171,192	(50,103)
Recoverable federal income tax	(150,982)	(392,000)
Other assets	(33,425)	349
Accounts payable	(135,343)	306,615
Note payable--related party	582,877	(237,774)
Accrued other liabilities	(674,268)	262,682
Accrued loss contingencies	367,041	80,000

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	452,066	(1,087,546)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(28,675)	(67,798)

CASH FLOWS FROM FINANCING ACTIVITIES
Net (payments) proceeds on short-term debt	(1,300)	1,378,896
Payments on long-term debt	(406,175)	(290,375)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(407,475)	1,088,521

NET INCREASE (DECREASE) IN CASH	15,916	(66,823)

CASH AT BEGINNING OF YEAR	14,412	81,235

CASH AT END OF YEAR	$ 30,328	$ 14,412

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$ 726,804	$ 664,648
Income taxes	$ 62,500	$ 150,000

Stony's Trucking Company and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2001 and 2000

NOTE 1-ORGANIZATION AND DESCRIPTION OF BUSINESS

Stony's Trucking Company and Subsidiaries (the Company) are engaged in local and long-distance hauling of various products under operating authorities granted by the Interstate Commerce Commission.

NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts and results of operations of the Company and its wholly-owned subsidiaries, B-Right Trucking Company, B-Right Intermodal Transport, and B-Right International. Intercompany transactions and balances have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Concentration of Credit Risks

The Company sells services and extends credit based on an evaluation of the customer's financial condition, without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

Property and Equipment

Property and equipment are recorded at cost and are depreciated on a straight-line basis over the estimated useful life of the asset, from 5 to 39 years. Depreciation expense for the year ended December 31, 2001 and 2000 was $116,581 and $242,728, respectively.

Revenue and Expense Recognition

The Company recognizes transportation revenue as earned on the date of freight delivery to consignee. Related expenses are recognized as incurred.

Fair Value of Financial Instruments and Derivatives

The carrying value of financial instruments approximate their fair value. The primary derivative financial instruments the Company uses are interest rate swaps as part of its overall risk management policy. The Company does not use derivative financial instruments for trading or speculative purposes.

Derivatives and Hedging Activities

The Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The Statement requires the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The adoption of Statement No. 133 on January 1, 2000 resulted in no cumulative effect adjustment in the Company's financial statements.

The Company holds derivative financial instruments for the purpose of hedging the risks of certain identifiable and anticipated transactions. In general, the type of risk hedged is related to the variability of future earnings caused by changes in interest rates. The Company hedges its exposure to interest rate fluctuations through the use of interest rate swaps. Net amounts paid or received under swap arrangements are reflected as adjustments to interest expense.

Derivatives are held only for the purpose of hedging such risks, not for speculation. Generally, the Company enters into hedging relationships such that changes in the fair values or cash flows of items and transactions being hedged are expected to be offset by corresponding changes in the values and cash flows of the derivatives. At December 31, 2001 and 2000, hedging relationships exist for long-term indebtedness.

Income Taxes

Income taxes are accounted for using the asset and liability method under which deferred income taxes are recognized for the tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and operating losses and tax credit carryforwards by applying enacted statutory tax rates applicable to future years. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the enactment date. Management provides valuation allowances against the deferred tax asset for amounts which are considered "more likely than not" to be realized.

Use of Estimates

The process of preparing the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to use estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Advertising Cost

The Company maintains a policy of expensing advertising costs when incurred. Amounts charged against advertising expense for the years ended December 31, 2001 and 2000 were $137,960 and $75,561, respectively.

Earnings Per Share

Basic earnings (loss) per common share is based on net (loss) attributable to common shares divided by weighted average number of common shares outstanding during the period.

New Accounting Pronouncements

In July 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Intangible Assets." SFAS No. 141 requires the use of the purchase method of accounting for business combinations and prohibits the use of the pooling of interests method. SFAS No. 141 also refines the definition of intangible assets acquired in a purchase business combination. As a result, the purchase price allocation of future business combinations may be different than the allocation that would have resulted under the old rules. Business combinations must be accounted for using SFAS No. 141 beginning on July 1, 2001.

SFAS No. 142 eliminates the amortization of goodwill, requires annual impairment testing of goodwill and introduces the concept of indefinite life intangible assets. It was adopted on January 1, 2002. the new rules also prohibit the amortization of goodwill associated with business combinations that closed prior to June 30, 2001.

NOTE 3-DEBT AND LEASE OBLIGATIONS

The Company has a $5,000,000 revolving line of credit available as of December 31, 2001 and 2000. As of December 31, 2001 and 2000, the Company had outstanding $4,856,596 and $4,857,896 under this agreement, respectively. The principal sum is payable on demand with accrued unpaid interest payable on the first day of each month. The revolving line of credit bears interest at a variable rate equal to the bank's prime lending rate plus 0.25%. The interest rate in effect at December 31, 2001 and 2000 were 5.00% and 9.75%, respectively. The line of credit is secured by all the Company's assets and the personal guarantee of the sole stockholder. The Company was in default on this line at December 31, 2001 and 2000.

Additionally, the Company has two term loans with the bank which are secured by all assets of the Company. The first, having a balance outstanding at December 31, 2001 and 2000 of $600,000 and $900,000, respectively. This loan is payable in monthly installments of $25,000 plus interest at the bank's prime rate plus .25%. The interest rate in affect at December 31, 2001 and 2000 was 5.00% and 9.75%, respectively. The second, having a balance outstanding at December 31, 2001 and 2000 of $182,056 and $197,122, respectively. This loan is payable in monthly installments of $1,256 plus interest at a fixed interest rate of 8.25% annually.

As a result of the default, the interest rate was increased to the bank's prime plus 3.25% effective April 2002.

Additionally, the Company entered into interest rate swap agreements to reduce the impact of changes in interest rates on its floating rate debt. At December 31, 2001 and 2000, the Company had outstanding interest rate swap agreements with commercial banks, having a combined notional amount of $2,100,000 and $2,400,000, respectively. Those agreements effectively change the Company's interest rate exposure on its floating rate notes to a fixed rate of 9.23% and 9.45%, respectively. The interest rate swap agreements mature at the time the related notes mature. The Company is exposed to a credit loss in the event of nonperformance by the counterparties to the interest rate swap agreements. However, the Company does not anticipate nonperformance by the counterparties.

Loan agreements contain various covenants including cash flow, current ratio, interest coverage, EBIDA, and the maintenance of collateral. At December 31, 2001, the Company is in breach of loan covenants. Under the terms of the agreement, the bank may call the loan. As of August 14, 2002, the bank has not waived the collateral requirement, nor have they called the loans. Accordingly, the term loans and the related interest rate swaps have been included in current liabilities.

The Company leases four operating facilities and six tractors, including related party leases, under operating leases expiring in various years through 2004. See Note 7 Related Parties.

Minimum future rental payments under non-cancelable operating lease as of December 31, 2001 were:
December		Amount
2002		$ 250,897 250,897
2003		177,397
2004		45,559
	Total minimum future rental payments:	$ 473,853

The above operating leases provide for renewal options for periods from 2002 to 2004. In the normal course of business, operating leases are generally renewed or replaced by other leases. Rental expense amounted to $245,444 and $210,503 in 2001 and 2000, respectively.

NOTE 4-INCOME TAXES

A reconciliation of income tax at the statutory rate to the company's effective rate is as follows:
	Year Ended
	December 31,
	2001	2000
Computed at expected statutory rate	$ (773,000)	$ (626,500)
Disallowed travel and entertainment	20,000	2,700
Decrease in valuation allowance	660,350	186,200
Other	20,490	45,600
Income tax benefit	$ (72,160)	$ (392,000)
Effective income tax rate	(3)%	(21)%

The following temporary differences gave rise to the deferred tax assets and liabilities at December 31, 2001 and 2000:
	December 31,
	2001	2000
Deferred tax assets:
Allowance for doubtful accounts	$ 863,364	$ 592,221
Health claims	8,243	19,907
Contingency accruals	163,613	38,820
Net Operating loss carryforward	274,432	-
Net deferred assets before valuation allowance	1,309,652	650,948
Valuation allowance	1,295,652	634,948
Net deferred tax asset	$ 14,000	$ 16,000
Deferred tax liability:
Excess tax over financial accounting depreciation	$ 14,000	$ 16,000

Amounts for deferred tax assets and liabilities are as follows:
	December 31,
	2001	2000
Deferred tax asset - current	$ 14,000	$ 16,000
Deferred tax liability - non-current	$ 14,000	$ 16,000

A valuation allowance has been recognized for federal loss carryforwards and future deductible items as cumulative losses create uncertainty about the realization of tax benefits in future years. The net increase in the valuation allowance for the year ended December 31, 2001 was $660,704.

At December 31, 2001, the Company has available unused net operating loss carryforwards of approximately $800,000 that may be used to offset future taxable income and that expire in 2016.

NOTE 5-PENSION PLANS

The Company has a profit sharing plan that covers employees who have completed one year of service and have attained 21 years of age. Contributions to the plan are at the discretion of management. During 2001 and 2000, no profit sharing contributions were made to the Plan.

The Company's profit sharing plan also includes a 401(k) feature. Participants may contribute a percentage of compensation, but not in excess of the maximum allowed under the Internal Revenue Code. The current Plan does provide for matching contributions equal to a discretionary percentage of the participants salary deferral, which percentage will be determined by management each year. As of December 31, 2001 and 2000, matching contributions to the Plan charged to operations were $16,257 and $67,325, respectively.

NOTE 6-COMMITMENTS AND CONTINGENCIES

Legal Proceedings

The Company is a defendant in several lawsuits that arise out of, and are incidental to the conduct of business. These suits concern issues such as contract disputes and property damage. At December 31, 2001 and 2000 the consolidated balance sheet includes a current liability of $481,216 and $114,175, respectively for litigation and claims. These amounts represent management's best estimate of the losses related to litigation and claims. While it is not feasible to predict the ultimate outcome of all pending suits and claims, the resolution of these matters could have a material effect upon the financial position of the Company, and the resolution of any of the matters during a specific period could have a material effect on the quarterly or annual operating results for that period.

NOTE 7-RELATED PARTY TRANSACTIONS

The Company leases two operating facilities, under noncancelable leases, and a condominium in North Carolina, under a cancelable lease, from the Company's sole stockholder. Minimum future rental payments to related parties under non-cancelable operating lease as of December 31, 2001 which are included in lease commitments in Note 3 were:
December 31,	Amount
2002	$ 90,000
2003	40,500
2004	21,000
Total minimum future rental payments:	$ 151,500

The above operating leases provide for renewal options for periods 2003 and 2004 at the time of renewal. In the normal course of business, operating leases are generally renewed or replaced by other leases. During 2001 and 2000 the Company made rental payments totaling $156,000 and $168,000, respectively. Of the total expenses paid for these leases during 2001 and 2000, $66,000 and $60,000 were paid in excess of the amounts stipulated in the leases to the sole stockholder of the Company.

The Company has a long-term note payable to the sole stockholder's mother for the purchase of stock of the Company as follows:
	December 31,
	2001	2000
Note payable -- unsecured, interest at 8.0%, due in 140 monthly installments of $9,716	$ 606,570	$ 671,775
Less principal payments due within one year	70,617	65,205
NET LONG-TERM DEBT	$ 535,953	$606,570

Maturities of this debt for each of the years succeeding December 31, 2001 are as follows:
Year		Long-term Debt
2002		$ 70,617
2003		76,478
2004		82,825
2005		89,700
2006		97,145
Thereafter		189,805
	TOTAL LONG-TERM DEBT:	$ 606,570

The amount of interest expense incurred for this debt was $51,386 in 2001 and $56,383 in 2000, all of which was charged to operations.

The Company owed its sole stockholder $579,824 and $65,051 on December 31, 2001 and 2000, respectively. In lieu of paying interest on these advances the Company pays the interest on personal notes of its sole stockholder with a bank. Interest expense paid on this debt amounted to $32,142 and $18,012 in 2001 and 2000, respectively. Additionally, in 2001 the Company forgave advances to its sole stockholder of $51,077.

The Company also has guaranteed a $500,000 line of credit of the Company's sole stockholder.

As of December 31, 2001, the Company had a net amount due from an affiliated entity in the amount of $44,100. This consisted of an advance to this affiliated entity in the amount of $90,000 and an advance from this affiliated entity in the amount of $45,900.

The Company loaned varying amounts to a joint venture with the former controller's brother. The unpaid balance of $155,000 at December 31, 2001 was deemed uncollectible and charged to expense.

NOTE 8-SUBSEQUENT EVENTS

In March 2002, Corporate Vision, Inc acquired the Company by means of a purchase transaction pursuant to which all of the outstanding common stock of the Company was exchanged for 20,000,000 shares of Corporate Vision, Inc. common stock.

NOTE 9-GOING CONCERN

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company incurred net operating losses for the years ended December 31, 2002 and 2001, had a deficit in working capital and shareholder's equity, significant unpaid accounts payable and accrued liabilities, and is in default on certain debt due the principal lender to the Company's trucking operations. These factors create an uncertainty about the Company's ability to continue as a going concern. The Company's management has developed a plan to raise additional capital, improve operating results, expand the business, and refinance their debt. The ability of the Company to continue as a going concern is dependent on the success of this plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

EXHIBIT B

CORPORATE VISION, INC. AND SUBSIDIARIES

PRO FORMA BALANCE SHEET AS OF DECEMBER 31, 2001

ASSUMING PURCHASE OF STONY'S ON JANUARY 1, 2001
	Corporate Vision, Inc.	Stony's Trucking Company	Pro Forma Adjustments	Corporate Vision (Pro Forma)

Assets
Current Assets
Cash	$ 3,439	$ 30,328		$ 33,767
Accounts Receivable-Trade	265,284	3,623,033		3,888,317
Advances to Related Parties		90,000		90,000
Accounts Receivable-Employees		75,319		75,319
Accounts Receivable-Brokers/Agents		427,518		427,518
Prepaid Expenses	3,109	56,474		59,583
Deferred Federal Income Taxes		14,000		14,000
Recoverable Federal Income Taxes	--	542,982		542,982
Total Current Assets	271,832	4,859,654		664,570

Property and Equipment
Leasehold Improvements		474,737		474,737
Vehicles	251,598	1,427,220		1,678,818
Heavy Equipment	39,843			39,843
Computers and Office Equipment	44,325	637,103		681,428
Furniture and Fixtures	21,416	--		21,416
Total Property and Equipment	357,182	2,539,060		2,896,242
Less: Accum. Dep.	(75,704)	(1,903,303)		(1,979,007)
Net Property and Equipment	281,478	635,757		917,235

Other Asset
Investments	15,000			15,000
Goodwill	1,541,534	0	0(1)	1,541,534
Deposits	--	118,519	--	118,519
Total Other Assets	1,529,534	118,519	0	1,648,053

Total Assets	$ 2,082,844	$ 5,613,930	$ 0	$ 7,696,774

CORPORATE VISION, INC. AND SUBSIDIARIES

PRO FORMA BALANCE SHEET AS OF DECEMBER 31, 2001

ASSUMING PURCHASE OF STONY'S ON JANUARY 1, 2001
	Corporate Vision, Inc.	Stony's Trucking Company	Pro Forma Adjustments	Corporate Vision (Pro Forma)
Liabilities and Stockholders' Deficit
Current Liabilities
Accounts payable	$ 439,921	$ 1,016,602		$ 1,456,523
Line of Credit	8,009	4,856,596		4,864,605
Note Payable-Related Party	50,000	713,133		763,133
Current Portion of LT Debt	43,152	782,056		825,208
Obligations under Capital Leases	4,976			4,976
Accrued Interest Payable	4,178	99,542		103,720
Accrued Payroll	280,245			280,245
Accrued Payroll Taxes	40,953			40,953
Accrued Management Fees	7,342			7,342
Accrued Liability to Seller			200,000(2)	200,000
Other Accrued Liabilities	70,760	950,320		1,021,080
Deferred Revenue	5,000			5,000
Accrued Loss Contingencies	95,000	481,216	--	576,216
Total Current Liabilities	1,049,536	8,899,465	200,000	10,149,001

Long Term Liabilities
Deferred Federal Income Taxes		14,000		14,000
Long Term Debt-Related Party		535,953		535,953
Long Term Debt	72,272	--	--	72,272
Long Term Liabilities	72,272	549,953	0	622,225

Total Liabilities	1,121,808	9,449,418	200,000	10,771,226

Stockholders' deficit
Preferred Stock	1,529	0		1,529
Common Stock	431,056	10,000	205,833	646,889
Paid in capital	10,391,900	0	3,621,667	14,013,567
Retained Earnings (Deficit)	(9,863,449)	(3,845,488)	(4,027,500)	(17,736,437)
Total Stockholders' Equity	961,036	(3,835,488)	(200,000) (3)	(3,074,452)

Total Liabilities and Stockholders' Equity	$ 2,082,844	$ 5,613,930	$ 0	$ 7,696,774

(1) Goodwill was recorded at the excess of the market value of the common stock issued in the transaction over the value of the assets acquired net of liabilities as follows:

Cash Disbursed	$ 50,000
Value of Stock Issued	3,837,500
Liabilities Assumed	150,000
Total Purchase Price	4,037,500
Assets Acquired	6,492,508
Less liabilities	9,620,566
Net Assets Acquired	(3,128,058)
Goodwill	$ 7,165,558

Upon adoption of FAS 141 and 142, the Company recorded a one-time noncash charge of $7,165,558 to reduce the carrying value of its goodwill for Stony's Trucking Company.

(2) The Company disbursed $50,000 in cash and issued a $150,000 cognovit note to the Seller as part fo the purchase price.

(3) The Company issued 20,000,000 shares of its common stock, par value $0.01 per share, which was valued at market value at the time of the transaction. An additional 1,583,333 shares were issued for legal and consulting services related to this transaction.

CORPORATE VISION, INC. AND SUBSIDIARIES

PRO FORMA INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 2001

ASSUMING PURCHASE OF STONY'S ON JANUARY 1, 2001

	Corporate Vision, Inc.	Stony's Trucking Company	Pro Forma Adjustments	Corporate Vision (Pro Forma)

Operating Revenue	$ 986,142	$ 40,505,330		$ 41,491,472
Operating Expenses	1,844,445	31,130,231		32,974,676
Selling, General and Administrative Expenses	--	12,068,474		12,068,474
Operating Loss	($ 858,303)	(2,693,375)		(3,551,678)

Other Income (Expenses)
Interest Expense	(16,102)	(708,162)		(724,264)
Gain From Sale of Securities	17,480			17,480
Impairment of Available Securities	(974,321)			(974,321)
Investment Income		48,780		48,780
Miscellaneous Income (Expense), net		1,078,949		1,078,949
Impairment of Goodwill	--	--	(7,165,558)	(7,165,558)
Total Other Income (Expenses)	(972,943)	419,567	(7,165,558)	(7,718,934)

Loss Before Income Taxes	(1,831,246)	(2,273,808)	(7,165,558)	11,270,612)
Provision (Benefit) For Income Taxes	--	(72,160)	--	(72,160)
Net loss	($ 1,831,246)	($ 2,201,648)	($ 7,165,558)	($ 11,198,452)